AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, InfoSearch Media, Inc., a Delaware corporation, with its principal place of business located at 4086 Del Rey Avenue, Marina Del Rey, California 90292 its affiliates, subsidiaries, successors and assigns (the “Company”), and Steve Lazuka, an individual residing at 9319 Hermitage Road, Chardon, Ohio 44024 (the “Executive”) are parties to an Employment Agreement (the “Agreement”) dated December 29, 2004 and effective as of December 31, 2004 which is incorporated herein by reference, and an Amendment to Employment Agreement, which is also incorporated herein by reference and which modifies the Agreement (the “Amendment”), pursuant to which the Executive was employed by the Company to hold the position of Chief Strategic Officer and Director;

WHEREAS, it is the desire of the Company and the Executive to terminate the employment relationship and clarify the terms of Executive’s separation from the Company; and

WHEREAS, the Company and the Executive have agreed to memorialize such in this second written amendment to the Agreement (the “Second Amendment”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties hereby agree to amend the Agreement as follows:

1. Termination of Employment.

(a) Final Date of Employment. Executive’s final date of employment as an employee of Company shall be November 30, 2006.

(b) Final Date as a Director. Executive shall continue to serve in the capacity of Director of the Company at least through December 31, 2006.

(c) Payments. On the Final Date of Employment, Executive shall receive payment for wages earned through that date. On the first payroll period following the Final Date of Employment, Executive shall receive a payment equal to accrued but unused PTO time. Beginning on the first payroll following the Final Date of Employment and continuing for eleven (11) additional pay periods, according to the Company’s regular payroll practices, Executive shall receive equal payments of three thousand seven hundred and fifty dollars ($3,750), for a total payment of $45,000.

2. Registration of Company Stock. Executive agrees that he will not demand that the Company register his shares and Executive further agrees that the Company will not be obligated as part of any registration statements to include for registration any of Executive’s shares.

3. Surviving Provisions. Sections 12, 13, 14, 16, 17, and 18 are ratified and reaffirmed as of the date hereof and shall remain in full force and effect, except that time limit for the non-competition restrictions of Section 14(b) shall be reduced from two (2) years to one (1) year following the Final Date of Employment. All other provisions of the Agreement and the Amendment are hereby superseded and are of no further effect. The Executive affirms that, except as otherwise set forth herein, no obligation exists between the Executive and any other entity which would prevent or impede the Executive’s immediate and full performance of every obligation of this Agreement.”

(a) Severability. Should any term or provision of this Second Amendment be finally determined by a court of competent jurisdiction to be void, invalid, unenforceable or contrary to law or equity, the offending term shall be modified and limited (or if strictly necessary, deleted) only to the extent required to conform to the requirements of law and the remainder of this Amendment (or, as the case may be, the application of such provisions to other circumstances) shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

4. Effective Date. This Second Amendment shall be effective when signed by both parties.

BY HIS EXEUCTION BELOW, THE EXECUTIVE ACKNOWLEDGES AND STATES THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AMENDMENT AND THAT HE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF.

UNDERSTOOD, AGREED, AND ACCEPTED:

EXECUTIVE	COMPANY

Steve Lazuka	InfoSearch Media, Inc.

/s/ Steve Lazuka	By:	/s/ George Lichter

Date: December 5, 2006	Name:	George Lichter

	Title:	Chief Executive Officer
	Date:	December 5, 2006